State of Delaware Secretary of State Division of Corporations Delivered 11:13 A14 07/11/2008 FILED 11:13 AM 07/11/2008 SRV 080777487 - 4574141 FILE

CERTIFICATE OF INCORPORATION

OF

Maxconcept International Holdings, Inc.

            The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation is Maxconcept International Holdings, Inc. thereinafter called the "Corporation").

            SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at suoh address is VCorp Services, LLC.

            THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 600,000,000, which shall consist of (i) 500,000,000 shares of common stook, $.00001 par value per share (the "Common Stock"), and (ii) 100,000,000 shares of preferred stock, $.00001 par value per share (the "Preferred Stock").

            The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to. the determination or fixing of the following:

        (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

        (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

        (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

        (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

        (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

        (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

        (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

            The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

            FIFTH: The name and the mailing address of the incorporator are as follows:

            NAME                                         MAILING ADDRESS

            Isaac Muller                                             20 Robert Pitt Drive, Suite 214
                                              Monsey, New York 10952

            SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

            SEVENTH: The Corporation shall have perpetual existence.

            EIGHTH: The personal liability of the directors of the corporation Is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (1) for breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

            IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation.

Date: July 11,2008
/s/ Isaac Muller
Isaac Muller
Incorporator